Exhibit 99.1

For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
Terwin Holdings LLC (d/b/a The Winter Group)
Richard Winter, CEO, or Thomas Guba, President
212-218-5805
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
COMPLETION OF SALE OF CERTAIN ASSETS
OF SUBSIDIARY TO TERWIN ACQUISITION I, LLC
     Edison, New Jersey, January 17, 2007 — Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (“Hanover”) announced today the completion of the sale of its Due Diligence business to Terwin Acquisition I, LLC (“Buyer”), an affiliate of Terwin Holdings LLC (d/b/a The Winter Group). The Transaction became effective on the Effective Date of January 12, 2007. The sale was affected through the sale of certain assets and assumption of certain liabilities (“Net Equity Amount”) of its wholly-owned subsidiary Hanover Capital Partners 2, Ltd. (“HCP”). Hanover will no longer be in the business of providing due diligence services to the financial services industry and governmental agencies.
The cash expected to be realized from the transaction will be approximately $4.7 million. The Purchase Price was approximately $1.2 million, which is subject to further post-Closing adjustments pursuant to the terms of the Asset Purchase Agreement, while HCP retained all receivables and some minor assets of approximately $3.5 million. The Asset Purchase Agreement provides for a period of up to 60 days after the Closing Date to finalize the Net Equity Amount and adjust the Purchase Price, if necessary. Initially, Hanover expects to record a gain on the sale of the Due Diligence business in the first quarter of 2007.
HCM will continue to utilize the name Hanover Capital Partners 2, Ltd., and plans to continue to perform certain financial and technology functions and other services through this entity.
John Burchett, Hanover’s President and CEO stated: “This sale is the concluding step in achieving our long stated goal of reducing the significance of our non-REIT businesses and focus on our portfolio investments. The cash realized from the sale of the Due Diligence business, which should be approximately $4.7 million after collection of all receivables, will be invested in our portfolio as rapidly as possible”.
In a separate announcement, The Winter Group stated its intention to expand its investment in mortgage-related due diligence services through the Hanover asset acquisition. Tom Guba, President of The Winter Group, said “We are excited about this opportunity. We expect to maintain Hanover’s due diligence client relationships, and to provide them with a high quality suite of products and services. When combined with our existing due diligence operation in Denver and our IT capabilities, this transaction makes us a significant provider of outsourced solutions to the mortgage industry”.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
The Winter Group is a fully integrated capital markets residential mortgage sourcing, securitization, trading and distribution platform with significant servicing and asset management capabilities. The Winter Group is privately held.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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